Exhibit 32.1

CERTIFICATION

I, Gerald J. Rubin hereby certify, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in my capacity as Chairman of the Board, Chief Executive Officer, President and Principal Executive Officer of Helen of Troy Limited (the “Company”), that, to my knowledge, the Annual Report of Helen of Troy Limited on Form 10-K for the period ended February 29, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 14, 2004

/s/ Gerald J. Rubin

Gerald J. Rubin
Chairman of the Board, Chief Executive Officer,
President and Principal Executive Officer

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